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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 2, 2003


                             STUDENT ADVANTAGE, INC.
             (Exact name of Registrant as specified in its charter)


    Delaware                            0-26074                 04-3263743
--------------------------------------------------------------------------------
(State or Other                 (Commission File Number)     (IRS Employer
Jurisdiction of Incorporation)                              Identification No.)


    280 Summer Street, Boston, MA                                02210
(Address of principal executive offices)                      (Zip Code)

               Registrant's telephone number, including area code

                                 (617) 912-2000


          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Student Advantage, Inc. (the "Company") announced on December 30, 2002 that it and its secured lenders modified the terms of agreements relating to its senior indebtedness held by Reservoir Capital Partners, L.P. and its affiliate, Reservoir Capital Master Fund, L.P. The Reservoir lenders have agreed that the amount of the Company's current indebtedness to the Reservoir lenders (including all fees and interest to the date of the transaction) is set at $9.5 million and have also agreed to lend the Company an additional $2 million. The Company's indebtedness prior to these transactions was approximately $15.7 million.

         Mr. John Katzman has pledged certain personal assets to the Reservoir lenders to partially guaranty the Company's obligations to the Reservoir lenders. Simultaneously with the closing of the loan restructuring transactions, Mr. Katzman resigned from the Company's Board of Directors. Mr. Katzman will receive a $1 million fee from the Company for his guaranty. The Company's obligations to the Reservoir lenders and to Mr. Katzman will bear interest at 12% annually, and will be due as follows: $3.5 million is due on January 31, 2003, $4 million is due on March 31, 2003, and the rest is on the July 1, 2003 loan maturity date. Mr. Katzman has the contractual right to require the Reservoir lenders to declare the entire indebtedness in default and accelerate it if the Company fails to make either of the January 31, 2003 or the March 31, 2003 loan repayments. Finally, the Company and its lenders agreed on allocations of transaction proceeds in the event certain business assets are sold in the future.

         The press release issued by the Company on December 30, 2002 is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of the Business Acquired.

                  Not applicable.

(b)      Pro Forma Financial Information.

                  Not applicable.

(c)      Exhibits.

                  See the Exhibit Index attached hereto.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  STUDENT ADVANTAGE, INC.
                                  (Registrant)


Date: January 2, 2003             By: /s/ Sevim M. Perry
                                      -------------------------------------
                                      Sevim M. Perry,
                                      Vice President-Finance and Asst. Treasurer


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                                  EXHIBIT INDEX

10.1 Promissory Note, dated December 30, 2002, executed and delivered by the Registrant to Reservoir Capital Partners, L.P. in the original principal amount of $1,712,800.

10.2 Promissory Note, dated December 30, 2002, executed and delivered by the Registrant to Reservoir Capital Master Fund, L.P. in the original principal amount of $287,200.

10.3 Amendment No. 7 to Loan Agreement, dated as of December 30, 2002, among the Registrant, the subsidiaries of the Registrant and Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., Scholar, Inc., and John Katzman (amending the Loan Agreement by and among the Registrant, the subsidiaries of the Registrant, and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P.).

99.1  Press Release dated December 30, 2002 of the Registrant.